Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services’ Net Income Increases 26% in 2009 to Record Level

FORT WORTH, TEXAS (March 1, 2010) – Quicksilver Gas Services LP (NYSE: KGS) today reported net income of $33.2 million ($1.21 per diluted unit) for 2009, up approximately 26% from the prior-year net income of $26.4 million ($0.96 per diluted unit).  For the fourth quarter of 2009, net income was $7.7 million ($0.28 per diluted unit) compared to $11.5 million ($0.40 per diluted unit) reported in the prior-year quarter.

Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP financial measure, for the full year of 2009 was $63.4 million, an increase of 26% from the 2008 full-year EBITDA of $50.4 million.  For the fourth quarter, EBITDA was $15.0 million in 2009 versus $17.7 million in 2008.

2009 Highlights

•	Increased average gathered volumes to approximately 215 MMcf per day; up 11% versus the prior year
•	Reduced unit operating expense 4% to $0.26 per gathered unit
•	Announced acquisition of the Alliance Midstream Assets
•	Connected approximately 21 miles of gathering infrastructure
•	Connected 51 new wells to the gathering system
•	Increased credit facility 36% to $320 million

“Our team did an outstanding job in 2009, increasing gathered volumes and reducing unit operating costs, during a very challenging year for our industry,” said Toby Darden, Quicksilver Gas Services' president and chief executive officer.  “The recent acquisition of the Alliance system coupled with increasing producer activities in the Fort Worth Basin should provide a solid base for significant growth at Quicksilver Gas Services.”

Capital Program

The company incurred approximately $29 million of capital costs in 2009, including approximately $10 million of maintenance capital.  Expenditures during the fourth quarter totaled $6.4 million and included the connection of approximately four miles of gathering lines and 10 new wells to the gathering system.

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Debt and Liquidity

The company’s total commitments under its senior secured revolving credit facility was increased to $320 million in October and at December 31, 2009, the company had approximately $125.4 million drawn on this facility.  Currently, the company has approximately $222.8 million drawn on this facility.

Distributions

On January 18, 2010, the company announced a cash distribution for the 2009 fourth quarter of $0.39 per unit.  For the three months ended December 31, 2009, distributable cash flow, a non-GAAP financial measure, totaled $11.5 million, which provided 1.0 times the amount required to cover the total distributions to both the limited and general partners for the period.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the fourth-quarter and full-year of 2009 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 44416698, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 using the conference ID number 44416698.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted gross margin and distributable cash flow.  The accompanying schedules on page 7 of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

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Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 10-03

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenue
Gathering and transportation revenue - Quicksilver	$12,686	$12,874	$53,253	$34,468
Gathering and transportation revenue	682	1,464	2,125	5,231
Gas processing revenue - Quicksilver	7,064	8,261	32,605	30,127
Gas processing revenue	738	1,561	2,082	5,358
Other revenue - Quicksilver	500	225	1,641	900
Total revenue	21,670	24,385	91,706	76,084

Expenses
Operations and maintenance	4,509	4,989	20,677	19,284
General and administrative	2,146	1,695	7,609	6,407
Depreciation and accretion	4,881	3,570	19,324	12,968
Total expenses	11,536	10,254	47,610	38,659

Operating income	10,134	14,131	44,096	37,425

Other income	-	1	1	11
Interest expense	2,303	2,057	8,519	8,437

Income from continuing operations before income taxes	7,831	12,075	35,578	28,999

Income tax provision	(47)	145	399	253

Net income from continuing operations	7,878	11,930	35,179	28,746

Loss from discontinued operations	(190)	(392)	(1,992)	(2,330)

Net income	$7,688	$11,538	$33,187	$26,416

General partner interest in net income	$381	$338	$1,189	$652
Common and subordinated unitholders’ interest in net income	7,307	11,200	31,998	25,764

Basic earnings per unit:
From continuing operations per common and subordinated unit	$0.31	$0.49	$1.41	$1.18
From discontinued operations per common and subordinated unit	$(0.01)	$(0.02)	$(0.08)	$(0.10)
Net earnings per common and subordinated unit	$0.30	$0.47	$1.33	$1.08

Diluted earnings per unit:
From continuing operations per common and subordinated unit	$0.29	$0.42	$1.28	$1.04
From discontinued operations per common and subordinated unit	$(0.01)	$(0.01)	$(0.07)	$(0.08)
Net earnings per common and subordinated unit	$0.28	$0.40	$1.21	$0.96

Weighted average number of common and subordinated units outstanding:
Basic	24,740	23,783	24,057	23,783
Diluted	28,051	29,583	28,189	29,583

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	December 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$746	$303
Accounts receivable	1,342	1,908
Prepaid expenses and other current assets	180	594
Total current assets	2,268	2,805

Property, plant and equipment, net	396,952	432,272
Assets of discontinued operations	-	56,022
Other assets	2,859	1,916
	$402,079	$493,015

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$2,475	$1,375
Accounts payable to Quicksilver	1,727	10,917
Accrued additions to property, plant and equipment	4,011	13,755
Accounts payable and other	2,240	1,852
Total current liabilities	10,453	27,899

Long-term debt	125,400	174,900
Note payable to Quicksilver	53,243	52,271
Repurchase obligations to Quicksilver	-	66,997
Asset retirement obligations	7,654	4,574
Deferred income tax liability	768	369
Liabilities of discontinued operations	-	60,302

Partners' capital
Common unitholders (16,313,451 and 12,269,714 units issued and outstanding at December 31, 2009 and December 31, 2008, respectively)	200,963	108,036
Subordinated unitholders (11,513,625 units issued and outstanding at December 31, 2009 and 2008)	3,040	(2,328)
General partner	558	(5)
Total partners' capital	204,561	105,703
	$402,079	$493,015

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Year Ended December 31,
	2009	2008
Operating activities:
Net income	$33,187	$26,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,542	14,382
Accretion of asset retirement obligations	394	184
Deferred income taxes	399	196
Equity-based compensation	1,705	1,017
Non-cash interest expense	6,191	9,787
Changes in assets and liabilities:
Accounts receivable	740	(1,200)
Prepaid expenses and other assets	387	(612)
Accounts receivable and payable with Quicksilver	3,621	4,002
Accounts payable and other	(33)	(1,489)
Net cash provided by operating activities	68,133	52,683

Investing activities:
Capital expenditures	(54,818)	(148,079)
Net cash used in investing activities	(54,818)	(148,079)

Financing activities:
Proceeds from revolving credit facility borrowings	56,000	169,900
Debt issuance costs paid	(1,446)	(486)
Repayment of repurchase obligation to Quicksilver	(5,645)	(42,085)
Repayments of credit facility	(105,500)	-
Repayment of subordinated note payable to Quicksilver	-	(825)
Proceeds from issuance of equity units	80,760	-
Issuance costs of equity units paid	(31)	-
Distributions to unitholders	(36,947)	(31,930)
Other	(63)	-
Net cash provided by (used in) financing activities	(12,872)	94,574

Net cash increase (decrease)	443	(822)

Cash at beginning of period	303	1,125

Cash at end of period	$746	$303

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Volume Data:
Volumes gathered (MMcf)	18,462	21,960	78,469	70,617
Volumes processed (MMcf)	12,428	15,355	54,386	56,225

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
TO NET INCOME
In thousands  - Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net income from continuing operations	$7,878	$11,930	$35,179	$28,746
Depreciation and accretion expense	4,881	3,570	19,324	12,968
Income tax provision/(payments)	(47)	145	399	(79)
Non-cash interest expense, net of capitalized interest cost paid	1,320	1,181	3,837	6,096
Maintenance capital expenditures	(2,500)	(473)	(10,000)	(1,890)
Distributable cash flow	$11,532	$16,353	$48,739	$45,841

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF ADJUSTED GROSS MARGIN
and EBITDA TO NET INCOME
In thousands - Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Total revenues	$21,670	$24,385	$91,706	$76,084
Operations and maintenance expense	4,509	4,989	20,677	19,284
General and administrative expense	2,146	1,695	7,609	6,407
Adjusted gross margin	15,015	17,701	63,420	50,393
Other income	-	1	1	11
EBITDA	15,015	17,702	63,421	50,404
Depreciation and accretion expense	4,881	3,570	19,324	12,968
Interest expense	2,303	2,057	8,519	8,437
Income tax provision (benefit)	(47)	145	399	253
Net income from continuing operations	7,878	11,930	35,179	28,746
Loss from discontinued operations	(190)	(392)	(1,992)	(2,330)
Net income	$7,688	$11,538	$33,187	$26,416

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